Exhibit 99.A

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the

Common Stock of Tyra Biosciences, Inc. is filed on behalf of each of us.

Dated: November 14, 2024

Nextech VI Oncology SCSp

By:	Nextech VI GP S.à r.l.
its	General Partner

By:	/s/ Ian Charoub
Ian Charoub, Manager

By:	/s/ Costas Constantinides
Costas Constantinides, Manager

Nextech VI GP S.à r.l.

By:	/s/ Ian Charoub
Ian Charoub, Manager

By:	/s/ Costas Constantinides
Costas Constantinides, Manager

/s/ Ian Charoub
Ian Charoub

/s/ Costas Constantinides
Costas Constantinides

/s/ Rocco Sgobbo
Rocco Sgobbo